As filed with the Securities and Exchange Commission on April 3, 2003

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Allied Waste Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0228636
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(Address, including Zip Code, of Registrant’s
Principal Executive Offices)

Copies to:

Gregory A. Ezring, Esq.
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box☐

Securities Act registration statement file number to which this form relates: 333-101607

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series C Senior Mandatory Convertible Preferred Stock, $0.10 par value	New York Stock Exchange

Item 1. Description Of Registrant’s Securities To Be Registered.
Item 2. Exhibits.
EX-2

Item 1. Description Of Registrant’s Securities To Be Registered.

     Allied Waste Industries, Inc. (the “Registrant”) registers hereunder it’s Series C Senior Mandatory Convertible Preferred Stock (the “Preferred Stock”). A general description of the Preferred Stock may be found on page 18 of the prospectus (the “Prospectus”) forming part of the Registrant’s Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-101607), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on December 31, 2002 (the “Registration Statement”). In addition, a detailed description of the Preferred Stock may be found under the caption Description of Series C Senior Mandatory Convertible Preferred beginning on page S-29 of the preliminary prospectus supplement, dated March 31, 2003, filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Act”), on March 31, 2003. The Registrant also incorporates by reference its contemplated future filing of the final prospectus supplement pursuant to Rule 424(b)(5).

Item 2. Exhibits.

     The following exhibits are filed as part of this registration statement:

1	Registration Statement on Form S-3 (Registration No. 333-101607), originally filed with the Commission on December 3, 2002, as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed and declared effective on December 31, 2002, is incorporated herein by reference.

2*	Form of Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock.

3.1	Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Report on Form 10-K/A for the fiscal year ended December 31, 1996, is incorporated herein by reference.

3.2	Amendment to Restated Certificate of Incorporation of Registrant, dated October 15, 1998. Exhibit 3.4 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated herein by reference.

3.3	Certificate of Amendment to Restated Certificate of Incorporation of Registrant, dated January 23, 2003. Exhibit 3.1(ii) to the Registrant’s Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

4.1	Amended and Restated Bylaws of Registrant, dated as of May 13, 1997. Exhibit 3.2 to the Registrant’s Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated herein by reference.

4.2	Amendment to the Bylaws of the Registrant, effective July 30, 1999. Exhibit 3.2 to the Registrant’s Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference.

*	Form of Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock is filed herewith. The executed Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, incorporated herein by reference.

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Allied Waste Industries, Inc.

Date: April 1, 2003	By:	/s/ Jo Lynn White Names: Jo Lynn White Title: Director, Legal

Exhibit Index

1	Registration Statement on Form S-3 (Registration No. 333-101607), originally filed with the Commission on December 3, 2002, as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed and declared effective on December 31, 2002, is incorporated herein by reference.
2*	Form of Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock.
3.1	Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Report on Form 10-K/A for the fiscal year ended December 31, 1996, is incorporated herein by reference.
3.2	Amendment to Restated Certificate of Incorporation of Registrant, dated October 15, 1998. Exhibit 3.4 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated herein by reference.
3.3	Certificate of Amendment to Restated Certificate of Incorporation of Registrant, dated January 23, 2003. Exhibit 3.1(ii) to the Registrant’s Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.
4.1	Amended and Restated Bylaws of Registrant, dated as of May 13, 1997. Exhibit 3.2 to the Registrant’s Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated herein by reference.
4.2	Amendment to the Bylaws of the Registrant, effective July 30, 1999. Exhibit 3.2 to the Registrant’s Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference.

*	Form of Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock is filed herewith. The Executed Certificate of Designation for Series C Senior Mandatory Convertible Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, incorporated herein by reference.